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                   AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 dated as of November 1, 1997 (this "Amendment") to that certain Employment Agreement dated as of October 6, 1995, by and between PDK Labs, Inc., a New York corporation with offices at 145 Ricefield Lane, Hauppauge, NY 11788 (the "Company"), and Karine Hollander, an individual residing at 39 Kensington Avenue, Selden, NY 11784 (the "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of October 6, 1995, as amended by that certain Amendment No. 1 dated as of March 3, 1997 (the "Agreement"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement to effect the changes provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Effective as of the date hereof, the Agreement is hereby amended by replacing Section 3(a) with the following:

       "3. (a) As consideration for Hollander's agreement to provide her exclusive services to the Company, the Company hereby agrees to pay to Hollander a minimum salary of $110,000 per annum pro-rated for the period March 3, 1997 through December 8, 1997, inclusive and, thereafter, $160,000 per annum for each year during the Term hereof. Such salary hereunder shall be payable by the Company on a bi-weekly basis."

     2. Effective as of the date hereof, the Agreement is hereby amended by deleting the following words from Section 3(b):

       ";provided however, that commencing upon the date hereof through March 31, 2001 for each three (3) month period (or any part thereof) that Hollander is not employed by Corporation pursuant to the terms of this Agreement for any reason whatsoever, unless otherwise agreed in writing by the parties, Hollander shall automatically forfeit Two Thousand Five Hundred (2,500) shares of Common Stock"

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     3.     Effective as of the date hereof, the Agreement is hereby amended by inserting at the end of Section 3(b) the following words:

       "The Company expressly agrees to pay on Executive's behalf or reimburse Executive for any federal, state and local taxes of any nature whatsoever (including but not limited to any income or capital gains taxes) that

       Executive actually incurs with respect to his receipt of any of the securities, or the proceeds therefrom, granted to Executive pursuant to this Section 3(b)."

     4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     5. Except as otherwise specifically set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                             PDK LABS, INC.


                                             By: /s/ Michael B. Krasnoff
                                                 ______________________________
                                                 Name:  Michael B. Krasnoff
                                                 Title: President

                                                 /s/ Karine Hollander
                                                 ______________________________
                                                 Karine Hollander

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